EXHIBIT 99.1


         ACE ANNOUNCES THAT ITS REGISTRATION STATEMENT THAT WAS DECLARED
               EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION
                        ON DECEMBER 18, 2007 IS NOW STALE


VALLEY STREAM, NY -- September 18, 2008

Ace Marketing & Promotions, Inc. (OTC BB: AMKT) announced today that its previously filed Registration Statement which registered for resale 936,372 shares of Common Stock and 475,788 shares issuable upon exercise of its Class C Warrants (exercisable at $1.75 per share) will become stale at the close of business on today's date. While investors who had registered securities may not utilize the Registration Statement and its accompanying Prospectus after today's date, the holders of these previously registered securities may sell shares of Common Stock as they become eligible for sale pursuant to Rule 144. Ace intends to file a Post-Effective Amendment to its Registration Statement with the Securities and Exchange Commission to register for resale all shares of Common Stock covered by the original Registration Statement that are not currently eligible for resale (without volume and other restrictions) pursuant to Rule 144(b)(1).

ABOUT ACE MARKETING
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Ace Marketing & Promotions, Inc. is a premier Promotional Marketing solutions company. Its Corporate Overview is available at HTTP://WWW.ACEMARKETING.NET on the "About Us" tab. In addition Ace has also added several new revenue stream models. The long-term strategic plan is for Ace find new opportunities while leveraging its core competencies.

For additional information, a copy of Ace's Form 8-K can be obtained on the Internet by going to www.acemarketing.net, clicking on links and then clicking on SEC Filings.


Safe Harbor Statement Under the Private Securities Litigation Reform Act of
1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.



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CONTACT:
  Ace - Valley Stream, NY.
  Michael Trepeta, President - 516-256-7766